                                                                  EXHIBIT 3.02
                      THE ORLANDO PREDATORS ENTERTAINMENT, INC.

                                      * * * * *
                                     BY L A W S
                                      * * * * *


                                      ARTICLE I
                                       OFFICES

    Section 1.  The registered office shall be located in Plantation, Florida.

    Section 2. The corporation may also have offices at such other places both within and without the State of Florida as the board of directors may from time to time determine or the business of the corporation may require.


                                      ARTICLE II
                           ANNUAL MEETINGS OF SHAREHOLDERS

    Section 1. All meetings of shareholders for the election of directors shall be held at such place, within or without the State of Arizona, as may from time to time be fixed or determined by the board of directors.

    Section 2. Annual meetings of shareholders, commencing with the year 1997, shall be held during the first week of the last month of the fiscal year end of the corporation, at a time of day

(FL - 1948 - 11/30/92)
                                          1
and place as determined by the board of directors (or, in the absence of action by the board of directors, as set forth in the notice given, or waiver signed, with respect to such meeting pursuant to Section 3 below), for the purpose of electing directors and for the transaction of any other business as may properly come before such meeting. If any such annual meeting is for any reason not held on the date which the meeting is called, a special meeting may thereafter be called and held in lieu thereof, and the same business (including the election of directors) may be conducted as at an annual meeting.

    Section 3. Written or printed notice of the annual meeting stating the place, day and hour of the meeting shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the president, secretary, or the officer or person calling the meeting, to each shareholder of record entitled to vote at such meeting.


                                     ARTICLE III
                           SPECIAL MEETINGS OF SHAREHOLDERS

    Section 1. Special meetings of shareholders for any purpose other than the election of directors may be held at such time and place within or without the State of Florida as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

    Section 2. Special meetings of shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the articles of incorporation, may be called by the president, the board of directors, or the holders of not less than one-tenth of all the shares entitled to vote at the

(FL - 1948 - 11/30/92)
                                          2
 meeting.

    Section 3. Written or printed notice of a special meeting stating the place, day, and hour of the meeting and the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the board, president, or the holders of not less than one-tenth of all the shares entitled to vote at the meeting to each shareholder of record entitled to vote at such meeting.

    Section 4. The business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.


                                      ARTICLE IV
                              QUORUM AND VOTING OF STOCK

    Section 1. The holders of a majority of the shares of stock issued and outstanding and entitled to vote, represented in person or by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by the articles of incorporation. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders present in person or represented by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

(FL - 1948 - 11/30/92)

    Section 2. If a quorum is present, the affirmative vote of a plurality of the shares of stock represented at the meeting shall be the act of the shareholders unless the vote of a greater number or voting by classes is required by law or the articles of incorporation.

    Section 3. Each outstanding share of stock, having voting power, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact.

    Section 4. Any action required to be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.


                                      ARTICLE V
                                      DIRECTORS

    Section 1. The number of directors shall be three (3). Directors need not be residents of the State of Florida nor shareholders of the corporation. The directors, other than the first board of directors, shall be elected at the annual meeting of the shareholders, and each director elected shall serve until the next succeeding annual meeting and until his successor shall have been elected and qualified. The first board of directors shall hold office until the first annual meeting of shareholders.

    The number of directors may be increased or decreased by amendment to the articles of incorporation or to these bylaws.

    Section 2. Any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors, or by the shareholders, unless the articles of incorporation provide otherwise. A director elected to fill a vacancy shall be elected for the unexpired portion of the term of his predecessor in office. A director elected to fill a newly created directorship shall serve until the next succeeding annual meeting of shareholders and until his successor shall have been elected and qualified.

    Section 3. The business affairs of the corporation shall be managed by its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the articles of incorporation or by these bylaws directed or required to be exercised or done by the shareholders.

    Section 4. The directors may keep the books of the corporation, except such as are required by law to be kept within the state, outside of the State of Florida, at such place or places as they may from time to time determine.

    Section 5. The board of directors, by the affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the corporation as directors, officers or otherwise.

                                      ARTICLE VI
                          MEETINGS OF THE BOARD OF DIRECTORS

    Section 1. Meetings of the board of directors, regular or special, may be held either within or without the State of Florida.

    Section 2. The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the shareholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present, or it may convene at such place and time as shall be fixed by the consent in writing of all the directors.

    Section 3. Regular meetings of the board of directors may be held upon such notice, or without notice, and at such time and at such place as shall from time to time be determined by the board.

    Section 4. Meetings of the board of directors may be called by the chairman of the board or by the president. Special meetings of the board of directors shall be preceded by 2 days' notice sent to directors of the date, time, and place of the meeting. Notice may be sent in writing or orally, and communicated in person, by telephone, telegraph, teletype, electronic communication, or by mail. The notice shall include the purpose of the meeting.

    Section 5. Attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

    Section 6. A majority of the directors shall constitute a quorum for the transaction of business unless a different number is required by law or by the articles of incorporation. The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors, unless the act of a greater number is required by statute or by the articles of incorporation. Whether or not a quorum shall be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.


                                     ARTICLE VII
                                 EXECUTIVE COMMITTEES

    Section 1. The board of directors, by resolution adopted by a majority of the full board of directors, may designate two or more directors to constitute an executive committee, to the extent provided in such resolution, shall have and exercise all of the authority of the board of directors in the management of the corporation, except as otherwise required by law. Vacancies in the membership of the committee shall be filled by the board of directors at a regular or special meeting of the board of directors. The executive committee shall keep regular minutes of its proceedings and report the same to the board when required.


                                     ARTICLE VIII
                                       NOTICES

    Section 1. Whenever any notice whatever is required to be given under the provisions of

(FL - 1948 - 11/30/92)
                                          7
the statutes or under the provisions of the articles of incorporation or these by-laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.


                                      ARTICLE IX
                                       OFFICERS

    Section 1. The officers of the corporation shall be chosen by the board of directors and shall be a president, a secretary and a treasurer. The board of directors may also choose additional vice-presidents, and one or more assistant secretaries and assistant treasurers.

    Section 2. The board of directors at its first meeting after each annual meeting of shareholders shall choose a president, a secretary and a treasurer, none of whom need be a member of the board.

    Section 3. The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board of directors.

    Section 4. The salaries of all officers and agents of the corporation shall be fixed by the board of directors.

    Section 5. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

(FL - 1948 - 11/30/92)
                                          8

                                    THE PRESIDENT

    Section 6. The president shall be the chief executive officer of the corporation, shall preside at all meetings of the shareholders and the board of directors, shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect.

    Section 7. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.


                                 THE VICE-PRESIDENTS

    Section 8. The vice-president, or if there shall be more than one, the vice-presidents in the order determined by the board of directors, shall, in the absence or disability of the president, perform the duties and exercise the powers of the president and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.


                       THE SECRETARY AND ASSISTANT SECRETARIES

    Section 9. The secretary shall attend all meetings of the board of directors and all meetings of the shareholders and record all the proceedings of the meetings of the corporation and of the

(FL - 1948 - 11/30/92)
                                          9
board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall be. He shall have custody of the corporate seal of the corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

    Section 10. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.


                        THE TREASURER AND ASSISTANT TREASURERS

    Section II. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

    Section 12. He shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation.

    Section 13. If required by the board of directors, he shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

    Section 14. The assistant treasurer, or, if there shall be more than one, the assistant treasurers in the order determined by the board of directors, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.


                                      ARTICLE X
                               CERTIFICATES FOR SHARES

    Section 1. The shares of the corporation shall be represented by a certificate. Certificates shall be signed by the president of the corporation, and may be sealed with the seal of the corporation or a facsimile thereof. When the corporation is authorized to issue shares of more than one class there shall be set forth upon the face or back of the certificate, or the certificate shall have a statement that the corporation will furnish to any shareholder upon request and without charge, a full or summary statement of the designations, preferences, limitations, and relative rights of the shares of each class authorized to be issued and, if the corporation is authorized to issue any preferred or special class in series, the variations in the relative rights and preferences between the shares of each such series so far as the same have been fixed and determined and the authority of the board of directors to fix and determine the relative rights and preferences of subsequent series.

    Section 2. The signature of the officer of the corporation upon a certificate may be a facsimile. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issue.


                                  LOST CERTIFICATES


    Section 3. The board of directors may direct a new certificate in place of any certificate theretofore issued by the corporation alleged to have been lost, destroyed, or wrongfully taken. When authorizing such issue of a new certificate, the board of directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient, and may require such indemnities as it deems adequate, to protect the corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost, destroyed, or wrongfully taken.

                                 TRANSFERS OF SHARES


    Section 4. Upon surrender to the corporation or the transfer agent of the corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto, and the old certificate cancelled and the transaction recorded upon the books of the corporation.


                                FIXING OF RECORD DATE


    Section 5. For the purpose of determining shareholders entitled to notice of a shareholders' meeting, to demand a special meeting, to vote, or in order to make a determination of shareholders for any other proper purpose, the board of directors may provide that the record date be fixed not more than seventy days before the meeting or action requiring a determination of shareholders. For the purpose of determining those shareholders entitled to demand a special meeting, such record date shall be at least ten (10) days but not more than seventy (70) days before the special meeting. For the purpose of determining those shareholders entitled to take action without a meeting, such record date shall be at least ten (10) days but not more than seventy (70) days before the action requiring a determination of shareholders. For the purpose of determining those shareholders entitled to notice of and to vote at an annual or special shareholders' meeting, such record date shall be at least ten (10) days but not more than seventy (70) days before the meeting. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof


                                 LIST OF SHAREHOLDERS


    Section 6. After fixing a record date for a meeting, the officer or agent in charge of the records for shares shall prepare an alphabetical list of the names of all shareholders who are entitled to notice of a shareholders' meeting, arranged by voting group, with the address of, and the number and class and series, if any, of shares held by each. The shareholders' list shall be available for inspection by any shareholder for a period of 10 days prior to the meeting and shall be kept on file at the corporation's principal office. A shareholder or his agent or attorney shall be entitled on written demand to inspect the list, subject to the requirements of F.S. section 607.1602(3) during regular business hours and at his expense, during the period it shall be available for inspection. The shareholders' list shall be made available at the meeting, and any shareholder or his agent or attorney shall be entitled to inspect the list at any time during the meeting or any adjournment. The shareholders' list shall be prima facie evidence of the identity of shareholders entitled to examine the shareholders' list or to vote at a meeting of shareholders.


                                      ARTICLE XI

                                  GENERAL PROVISIONS

                                    DISTRIBUTIONS

    Section 1. Subject to the restrictions of the articles of incorporation relating thereto, if any, and to limitation by statute, distributions may be declared by the board of directors at any regular or special meeting, pursuant to law. Distributions may be made in cash, in property, or as a dividend.

    Share dividends may be issued pro rata and without consideration to the corporation's shareholders or to the shareholders of one or more classes or series, subject to the provisions of the articles of incorporation.

    Section 2. Before any distribution may be made, there may be set aside out of any funds of the corporation available for distributions such sum or sums as the directors from time to time, in their absolute discretion, think proper to meet debts of the corporation as they become due in the usual course of business, or for such other purpose as the directors shall think conducive to the interest of the corporation.


                                        CHECKS

    Section 3. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.


                                     FISCAL YEAR

    Section 4. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

                                       [SEAL]

    Section 5. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Florida". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

                                     ARTICLE XII

                                      AMENDMENTS

    Section 1. These bylaws may be altered, amended, or repealed or new bylaws may be adopted by the affirmative vote of a majority of the board of directors at any regular or special meeting of the board.

                               SECRETARY'S CERTIFICATE

    I, Alex Narushka, Secretary of The Orlando Predators Entertainment, Inc., do hereby certify that the foregoing is a true and correct copy of the Corporation's Bylaws as adopted by the directors of the Corporation on __________________,1997.

    IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Corporate Seal of the Corporation this _________________ day of _________________, 1997.


                                            ----------------------------------
                                            Alex Narushka, Secretary

[CORPORATE SEAL]

                              FIRST AMENDMENT TO BYLAWS
                                          OF
                      THE ORLANDO PREDATORS ENTERTAINMENT, INC.

    Pursuant to a resolution adopted by the Board of Director of THE ORLANDO PREDATORS ENTERTAINMENT, INC. (the "Corporation"), the Bylaws of the Corporation are hereby amended as follows:

    1. Article XIV of the Bylaws, entitled "Amendments" is hereby renumbered as Article XVII.

    2. The Bylaws are hereby supplemented by the addition of the Articles set forth on the attached Exhibit "A".

    3. Except as amended by this First Amendment, the Bylaws shall remain in full force and effect.

                                     CERTIFICATE

    I, Alex Narushka, Secretary of THE ORLANDO PREDATORS ENTERTAINMENT, INC., do hereby certify that the foregoing is a true and correct copy of the First Amendment to the Corporation's Bylaws adopted by the Board of Directors of the Corporation on __________________,1997.




                        -------------------------
                        ALEX NARUSHKA, SECRETARY

                                     EXHIBIT "A"

                                     ARTICLE XIV

                     ARENA FOOTBALL LEAGUE TRANSFER RESTRICTIONS

Section 1. All purchases, sales, assignments or transfers which involve the transfer of ten percent (10%) or more of the ownership in the corporation and/or which will result in a single shareholder owning ten percent (10%) or more of the ownership in the corporation, must be reported to the corporation at least 3 business days prior to the effective date of the proposed purchase, sale, assignment or transfer. The report must include a description of the ownership interest being purchased, sold, assigned or transferred, the names and addresses of all of the parties involved in the purchase, sale, assignment or transfer, and the price or other consideration paid, to be paid or to be owed to or by any of the parties that are involved in the purchase, sale, assignment or transfer. If required by the Arena Football League, Inc. (the "AFL"), the parties to the purchase, sale, assignment or transfer covenant and agree to furnish such information as the Commissioner of the AFL deems appropriate, including, but not limited to, all information required pursuant to the AFL Bylaws, as the same may be amended from time to time.

Section 2. All purchases, sales, assignments or transfers which involve the transfer of ten percent (1O%) or more of the ownership in the corporation and/or which will result in a single shareholder owning ten percent (10%) or more of the ownership in the corporation shall only become effective if such purchase, sale, assignment or transfer is approved by the affirmative vote of at least three-fourths of the Board of Directors of the AFL.

Section 3. Any purchase, sale, assignment or transfer in violation of the provisions of this Article XIV or in violation of the AFL Bylaws shall be automatically null and void and the violating shareholder covenants and agrees to pay to the corporation the sum of two times the penalty imposed by the AFL upon the corporation as a result of such violation, as full liquidated damages therefor. The shareholders acknowledge that it is impossible to more precisely estimate the specific damage which would be suffered by the corporation in the event of such a breach by a shareholder and the shareholder expressly acknowledges and intends that this provision is a provision for liquidated damages and not a penalty provision.

                                      ARTICLE XV

                           ARENA FOOTBALL LEAGUE COVENANTS

Section 1.    Each officer, director, shareholder covenant and agree:

              a. To conduct all of its AFL-related and/or all of its non-AFL related activities in a manner that will not result in the AFL being held in disrepute;

              b. To abide by any and all decisions of the Commissioner of the AFL and/or the Board of Directors of the AFL in all matters that are within their respective jurisdictions; and

              c. To be bound by all of the terms and conditions of (i) the AFL's "License

Agreement" with Gridiron Enterprises, Inc., (ii) the AFL's "Articles of Incorporation", "Bylaws", and "Operations Manual", (iii) any other rules and regulations of the AFL, (iv) all contracts binding the AFL and/or its members, as may now exist and/or as may be later entered into in the future (including, but not limited to, all of the licensing, merchandising and/or television agreements), and/or (v) all of the AFL's obligations and indebtedness, existing now or in the future, as any of the foregoing may be amended, modified or otherwise changed in the future.

    Section 2.     No officer, director, shareholder shall:

                   a. Directly or indirectly own stock or have any financial interest, directly or indirectly, in any other member of the AFL;

                   b. Loan money to and/or become a surety or guarantor for any AFL referee;

                   c. Tamper with and/or otherwise interfere with a player who is on the roster or the reserve list of any other team in the AFL for any purpose whatsoever;

                   d. Tamper with and/or otherwise interfere with any collegiate players who are not eligible to play in the AFL;

                   e. Enter an official's dressing room unless (s)he has been authorized to do so in advance and in writing by the President of the AFL;

                   f. Publicize and/or take part in the publication of any mythical All-AFL or All Opponents Team, except those which have been expressly authorized by the Commissioner of the AFL and which have been selected according to procedures that have been established by the Commissioner of the AFL;

                   g. Issue any free tickets to a visiting player or coach, other than those that are permitted under the AFL's policy for complimentary tickets;

                   h. Pay the fine for any other person that is penalized by the Commissioner of the AFL and/or by the Board of Directors of the AFL and pursuant to the provisions of the AFL Bylaws;

                   i. Publicly make and/or publicly concur with any statement that is not in the best interest of the AFL. Any complaints directed at the AFL by any officer, director or shareholder must be made to the Commissioner of the AFL in writing, and they may not be given any publicity either directly or indirectly;

                   j. Publicly comment on any disciplinary actions that are taken by the Commissioner of the AFL. The Commissioner of the AFL may make a public statement regarding such disciplinary actions when (s)he believes it is in the best interest of the AFL to do so;

                   k. Tamper and/or otherwise interfere with another AFL member's officers, employees or staff for any purpose whatsoever; and/or

                   l. Engage in any action that is inconsistent with either the letter or spirit of the AFL's performer's contract.

Section 3. Each officer, director and shareholder of the corporation covenants and agrees to pay to the corporation the sum of two times the penalty imposed by the AFL upon the corporation as a result of any violation by such officer, director or shareholder of any of the covenants contained in this
Article XV, as full liquidated damages therefor. The officers, directors and shareholders acknowledge that it is impossible to more precisely estimate the specific damage which would be suffered by the corporation in the event of such a violation of the covenants and agreements contained in this Article XV and they expressly acknowledge and intend that this provision is a provision for liquidated damages and not a penalty provision.

                                     ARTICLE XVI

                           FORCED SALE/REDEMPTION OF SHARES

Section 1. Each shareholder acknowledges that a violation of the provisions of Articles XIV and/or XV can result in the suspension or termination of the corporation's membership in the AFL. In the event of a violation of the provisions of Articles XIV or XV, the corporation may, but is not obligated to, cause the sale of such shareholder's ownership interest in the corporation or may redeem the shares, at a purchase/redemption price equal to the lower of fair market value or cost.

Section 2. Each shareholder covenants and agrees to execute any and all documents and instruments reasonably necessary or incidental to effectuating the provisions of Section 1 of this Article XVI.